Exhibit 99.2
Market Expansion Opportunity: Acquisition of Hudson United Bancorp July 12, 2005 Bill Ryan President, Chairman & CEO TD Banknorth Inc.

This presentation contains forward-looking statements regarding TD Banknorth Inc.'s ("TD Banknorth's" or "BNK's") acquisition of Hudson United Bancorp ("Hudson United" or "HU"). Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of TD Banknorth and Hudson United are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which TD Banknorth will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which TD Banknorth would be engaged; or (8) factors which would result in a condition to the transaction not being met. Neither TD Banknorth nor Hudson United undertakes any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Note on Forward-Looking Information

Litchfield Hartford Tolland Windham New London Middlesex New Haven Fairfield Hudson United TD Banknorth ME NY NH VT MA CT NJ PA RI Hartford Philadelphia Boston Significant Expansion in CT and Natural Extension into the Mid-Atlantic Region

Hudson River Valley Philadelphia / Southern New Jersey Northern New Jersey Connecticut Supplement existing commercial teams with expanded product offerings and loan capacity. Grow retail and small business base with improved brand recognition and expanded product offerings. Selectively add to suburban base through de novo or acquisitions. TD Banknorth to Develop Market Specific Strategies to Grow Hudson United Franchise Complement TD Banknorth's upstate New York branches to create continuous brand presence in eastern New York. Supplement existing commercial teams with expanded product offerings and loan capacity. Selectively add to Capitol region through de novo or acquisitions. Supplement existing commercial teams with expanded product offerings and loan capacity. Grow retail and small business base with improved brand recognition and expanded product offerings. Selectively add to Northern NJ base through de novo or acquisitions. Take advantage of statewide presence with broader advertising and improved brand recognition. Leverage established commercial lending teams in Northern Connecticut to immediately grow commercial portfolio. Selectively add to Fairfield County with de novo branches.

BNK views Hudson United as an ideal entry point into several key markets. Very similar strategy to BNK's successful entries into Connecticut and Massachusetts. Hudson United will provide a springboard for BNK to grow market share in the Mid-Atlantic region through future acquisitions and de novo expansion. TD Banknorth is familiar with the competitors in Hudson United's markets and has successfully competed with them in other regions. Source: SNL Financial. Data as of June 30, 2004. Rank excludes institutional deposits. Includes Bergen, Passaic, Essex and Hudson counties. Includes Orange, Dutchess, Westchester, Putnam, Ulster, Rockland and Sullivan counties. Hudson United Provides an Ideal Entry Point and a Springboard for TD Banknorth to Grow Deposit Share in Attractive Markets

Hudson United Provides TD Banknorth with a Presence in More Affluent and Higher Growth Markets Highly Populated Markets Median Household Income (2004) Source: SNL Financial. All data presented is weighted average by deposits at the county level. Northern New Jersey consists of Bergen, Passaic, Essex and Hudson counties. Projected population change from 2004-2009. Median Household Income Amount Hudson United 62827.8509286489 TD Banknorth 54930.2035298924 Fairfield County 72694 New Jersey 61779 U.S. 46475

Provides expansion into affluent, highly populated markets where other community-oriented banks have succeeded in capturing market share; Hudson United's profitable franchise provides solid base from which to grow: 1.28% core ROAA, 21.5% core ROAE and 3.78% NIM in 1Q 2005; Performance characterized by very strong low cost core deposit base and high asset yields; Steady asset quality (0.36% NPLs/loans at March 31, 2005). Reasonable valuation: 15.8x 2005 earnings per First Call(1) vs. 17.9x paid in comparable transactions; Smaller, available targets are generally more expensive and less profitable than Hudson United. Now is the Right Time for TD Banknorth to Acquire Hudson United 1. Excluding the impact of landfill gas projects on Hudson United's 2005E EPS per First Call, transaction P/E would be 16.8x.

Creates state-wide Connecticut deposit franchise: Adds 42 branches and $1.6 billion of deposits in Connecticut; Fairfield county deposits of $757 million in 19 branches; Pro forma, #6 ranked bank in CT with $4.1 billion in deposits, up from #8. Adds $1.3 billion to BNK's existing New York franchise to create a continuous $2.4 billion deposit branch network down the eastern part of the state; BNK has a 16-year track record of growth and gaining market share based on integration experience: Significant branch and business line investment and restructuring program; Roll out of TD Banknorth retail banking platform; Comprehensive rebranding strategy; Numerous follow-on acquisition and de novo branching opportunities. TD Banknorth is Uniquely Positioned to Make an Acquisition of Hudson United Work

Excellent strategic and operating fit: Similar community banking models and business focus will facilitate client retention; Perfect fit with TD Banknorth's regional organizational structure; Complementary commercial bank loan and deposit mix; Suburban deposit franchise. Manageable execution risk: Experienced BNK integration team; BNK has proven track record of succeeding in suburban markets such as Hudson United's; Consistent with size and scope of past acquisitions; Hudson United management to be supplemented with BNK management; BNK's consistently strong compliance record. Ability to leverage TD Bank Financial Group's ("TD's") expertise in Hudson United's credit card and specialty finance businesses. TD Banknorth is Uniquely Positioned to Make an Acquisition of Hudson United Work

Value per Hudson United share: $42.78 (1) Aggregate transaction value: Stock component: Cash component: $1.9 billion (1) Approximately 32.4 million BNK shares Approximately $942 million (funded by selling approximately 29.6 million BNK shares to TD at $31.79 per share) Consideration mix: Approximately 51% stock / 49% cash to Hudson United's shareholders(2); transaction funded with 100% stock from BNK's perspective Structure: Tax-free re-organization for stock component; cash / stock value equalization election mechanism Estimated initial cost savings: 25% of Hudson United's core operating expense base, fully phased-in by 2007 Additional retail franchise investment and related revenue enhancements: Retail franchise investment: $7.5 million (after tax) in 2006 and $10.0 million (after tax) in 2007 Revenue enhancements: Initial $9 million (after tax) in 2007 Restructuring charge: $86 million, after tax (approximately 4.5% of deal value) Required approvals: Hudson United and BNK shareholder approvals Customary regulatory approvals Expected closing: First quarter 2006 Summary of Significant Terms and Assumptions Based on BNK's closing price of $29.96 on July 11, 2005. Actual allocation will depend upon final exchange ratio.

Transaction Pricing and Comparables Includes all U.S. bank and thrift acquisitions since January 1, 2003 with deal value between $1 billion and $10 billion. Excludes merger of equals transactions. Based on BNK closing price of $29.96 on July 11, 2005. Current year earnings represent the target's earnings estimate per First Call for the full calendar year in which the transaction is announced. Excluding the impact of landfill gas projects on Hudson United's 2005E EPS per First Call, transaction P/E would be 16.8x. Hudson United's stated tangible book value at March 31, 2005. Core deposits exclude CDs over $100,000.

The acquisition of Hudson United is accretive to BNK's EPS by 2007, the first full year of combined operations Note: Consummation date assumed to be March 31, 2006. Excludes impact of one-time merger-related charges. 1. Based on median First Call estimates for 2006. 2007 GAAP estimates apply 10% growth rate to 2006 GAAP EPS. Hudson United earnings exclude impact of landfill gas projects. 2. Cost savings phased in 90% in 2006 and 100% in 2007. 3. Assumes BNK repurchases its stock at close of transaction to target a 5.10% tangible equity / tangible assets ratio. Assumes 4.5% pre-tax cost of cash. Pro Forma Impact - Net Income

Summary Financial Overview 1. Assumes consummation date of March 31, 2006. Includes purchase accounting and pro forma adjustments.

Summary Market Expansion Opportunity Creates state-wide franchise in Connecticut Builds franchise in eastern New York state Establishes strong commercial presence in New Jersey Provides outstanding opportunity in Philadelphia TD Banknorth can Grow and Improve Hudson United's Franchise Franchise improvement and restructuring New investments where needed Advantage of TD Banknorth's products and balance sheet TD Banknorth management has proven track record of growth via acquisitions Low-Risk Transaction Hudson United is a profitable franchise with good asset quality Community banking model similar to TD Banknorth's Consistent with size and scope of past acquisitions Integration experience Sound Investment Accretive to BNK's EPS by 2007, the first full year of combined operations Strong pro forma profitability ratios and net interest margin Subject to regulatory requirements, TD intends to maintain or increase its ownership position in BNK Hudson United provides solid base from which to grow in attractive markets Summary

Appendix

Source: Company filings. Data as of or for the quarter ended March 31, 2005. Note: Combined numbers do not include purchase accounting or pro forma adjustments. Hudson United Has a Commercial Bank Deposit Base That is Similar to TD Banknorth's

Source: Company filings. Data as of or for the quarter ended March 31, 2005. Note: Combined numbers do not include purchase accounting or pro forma adjustments. C&I Loans Comprise 45% of Hudson United's Total Loan Portfolio

Strong Asset Quality Source: Company filings. Data as of or for the quarter ended March 31, 2005. Note: Combined numbers do not include purchase accounting or pro forma adjustments. 1. Annualized.

Cash / Stock Value Equalization Structure 1. Final exchange ratio will be based on the average closing price of BNK common stock during the ten-trading day period ending on the fifth trading day before the closing date. 2. BNK's closing price on July 11, 2005.

This presentation may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations. TD Banknorth, Hudson United and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding TD Banknorth's directors and executive officers is available in TD Banknorth's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United's directors and executive officers is available in Hudson United's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Additional Information about the Transaction